UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109 Ave Miami FL 33172

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 341-2684

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	Over The Counter Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2026, Blue Star Foods Corp. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of one-for-one thousand six hundred (1-for-1,600) (the “Reverse Stock Split”). The Certificate of Amendment was accepted for filing by the Delaware Secretary of State on October 5, 2026 and provides that the Reverse Stock Split becomes effective under Delaware law at 12:01 a.m., Eastern Time, on October 8, 2026 (the “Effective Time”). The 1-for-1,600 ratio was selected by the Company’s Board of Directors (the “Board”) pursuant to the authority previously approved by the Company’s stockholders.

FINRA advised the Company that it had received the necessary documentation to process the corporate action pursuant to FINRA Rule 6490, with a Daily List announcement date of October 7, 2026 and a market effective date of October 8, 2026. FINRA has neither approved nor disapproved the corporate action, and FINRA’s processing of the action does not constitute FINRA approval. The Company expects its Common Stock to begin trading on a Reverse Stock Split-adjusted basis in the over-the-counter market on October 8, 2026. The Common Stock is expected to continue to trade under the symbol “BSFC,” subject to any temporary symbol designation or other market convention implemented by FINRA.

At the Effective Time, every 1,600 shares of Common Stock issued and outstanding immediately prior to the Effective Time will automatically be combined into one share of Common Stock, without any action on the part of the holders thereof. The Reverse Stock Split will apply uniformly to all holders of the Common Stock and will not alter any stockholder’s percentage ownership interest in the Company, except to the extent resulting from the treatment of fractional shares described below. The Company’s pre-split total shares outstanding are 171,980,101, and the post-split total shares outstanding are expected to be 107,488 after application of the fractional-share treatment described below.

No fractional shares will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will instead receive one whole share of Common Stock in lieu of such fractional share.

The Reverse Stock Split will not change the par value of the Common Stock, which will remain $0.0001 per share, and will not, by itself, reduce or otherwise modify the number of shares of capital stock the Company is authorized to issue. Following the Reverse Stock Split, the Company will continue to be authorized to issue 5,005,000,000 shares of capital stock, consisting of 5,000,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of Preferred Stock, par value $0.0001 per share. VStock Transfer LLC, the Company’s transfer agent, will adjust the records of registered stockholders to reflect the Reverse Stock Split. The current CUSIP number, 09606H309, will be suspended on the market effective date of the Reverse Stock Split, and the new CUSIP number for the post-split Common Stock will be 09606H507. Stockholders holding shares through a broker, bank, trustee or other nominee should have their positions adjusted to reflect the Reverse Stock Split in accordance with the procedures of such intermediary and applicable market infrastructure.

Appropriate proportional adjustments will be made, in accordance with their respective terms, to the number of shares of Common Stock issuable upon the exercise, conversion or vesting of outstanding stock options, warrants, convertible securities and other equity-based awards, and to applicable exercise prices, conversion prices and conversion ratios, as required.

On August 14, 2026, pursuant to the authority previously approved by the Board and the holder of the requisite voting power of the Company’s outstanding capital stock, the Board selected a Reverse Stock Split ratio of 1-for-1,600, which is within the range of 1-for-100 to 1-for-10,000 previously approved on January 28, 2026. In selecting the 1-for-1,600 ratio, the Board considered, among other matters, the Company’s capital structure, trading price, public float, marketability of the Common Stock, anticipated capital requirements, financing objectives and strategic alternatives. The Board determined that the Reverse Stock Split at the selected ratio was advisable and in the best interests of the Company and its stockholders. The Board’s written consent also authorized the Company’s officers to take the actions necessary to implement the Reverse Stock Split, including FINRA, transfer agent, DTC and related regulatory coordination. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Blue Star Foods Corp., filed October 5, 2026 and effective October 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.
Date: October 8, 2026
	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer